EXHIBIT 10.111.2

DIRECTORS’ COMPENSATION POLICY

EFFECTIVE FROM AND AFTER SEPTEMBER 27, 2007

MSCC Board Compensation

Annual Retainer
Chair	$45,000
Director	$25,000

Board-meeting Fees
Chair/meeting	$2,700
Director/meeting	$1,800

Committee-Meeting Fees

Audit Committee
Chair/meeting	$2,400
Member/meeting	$1,200

Comp Committee
Chair/meeting	$1,800
Member/meeting	$1,200

Gov and Nom Committee
Chair/meeting	$1,800
Member/meeting	$1,200

Telephonic Meetings	60% of the applicable fee above

Stock Option Grants

Grants Effective on the First Business Day of the Fiscal Year:

Annual Grants to	7,000 restricted shares, fully-vested
Existing Directors

Grants on Effective on the Day of the Annual Meeting:

Initial Grants to	40,000 shares under a fully-vested, 6-year option
New Directors

Additional Grant to	20,000 shares under a fully-vested, 6-year option
Chairman